Exhibit 10.1

CARBO CERAMICS INC.

CHANGE IN CONTROL SEVERANCE AGREEMENT

CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”), made and entered into as of [—] (the “Effective Date”), by and between CARBO Ceramics Inc., a Delaware corporation (the “Company”), and [—] (the “Executive”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company, notwithstanding the possibility or occurrence of a Change in Control (as defined below), by diminishing the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a potential or pending Change in Control;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

As used in this Agreement, capitalized terms shall have the meanings set forth in this Agreement. The following capitalized terms shall have the following meanings:

“Cause” means (i) any material violation by the Executive of any Company policy; (ii) any failure by the Executive substantially to perform his or her duties for the Company; (iii) any act or omission involving dishonesty, fraud, willful misconduct or gross negligence on the part of the Executive that is or may be materially injurious to the Company; and (iv) any felony or other crime involving moral turpitude committed by the Executive. If the basis for terminating the Executive’s employment for Cause is the result of a violation or failure described in clause (i) or (ii) of the foregoing definition of “Cause” and the majority of the Board reasonably determines that such violation or failure is capable of being remedied, the Board shall give the Executive thirty (30) days’ prior written notice of the Company’s intent to terminate the Executive’s employment for Cause, which notice shall set forth the violation or failure forming the basis for the determination to terminate the Executive’s employment for Cause. The Executive shall have the right to remedy such violation or failure within a reasonable period of time (as determined by the Board), provided that the Executive begins to take appropriate steps to remedy such violation or failure within ten (10) days of the date of such written notice and diligently prosecutes such efforts thereafter. The Executive’s employment with the Company may not be terminated for Cause unless a majority of the Board finds in good faith that termination for Cause is justified and, if the basis for terminating the Executive’s employment for Cause arises as a result of a violation or failure described in clause (i) or (ii) of the definition of “Cause”, that the violation or failure has not been remedied within the period of time designated by the Board or that there is no reasonable prospect that the Executive will remedy the violation or failure forming the basis for terminating his or her employment for Cause.

“Change in Control” means (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); (iii) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he or she were a member of the Incumbent Board; (iv) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) stockholder approval pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the then current management of the Company, of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company.

“Change in Control Period” means the period beginning on the date on which a Change in Control occurs and ending on the one-year anniversary thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following: (i) the assignment of the Executive to duties materially inconsistent with the Executive’s authorities, duties, responsibilities and status (including offices, titles, and reporting requirements) as an officer of the Company, or other changes in the Executive’s authorities, duties or responsibilities, if such assignment or changes result in a material diminution in the Executive’s authorities, duties, or responsibilities from those in effect immediately prior to the Change in Control, including a failure to reelect the Executive to, or a removal of him or her from, any office of the Company that the Executive held immediately prior to the Change in Control; (ii) the Company’s requiring the Executive to be based at a location more than 50 miles from Houston, Texas (except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business obligations immediately prior to the Change in Control) if such action constitutes a material change in the geographic location where the Executive must perform services; (iii) the Company materially breaches this Agreement or any other written agreement with the Executive under which the Executive provides services to the Company; or (iv) a material reduction in the Executive’s base compensation as of the date of the Change in Control; provided, in each case, that within thirty (30) days following the occurrence of any of the events set forth herein, the Executive shall have delivered written notice to the Company of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive’s right to terminate employment for Good Reason, the Company shall not have cured such circumstances within thirty (30) days following the Company’s receipt of such notice, and the Executive’s Separation from Service with the Company shall have occurred within sixty (60) days following such failure to cure.

“Incentive Bonus” means the annual cash incentive bonus paid to the Executive by the Company, whether pursuant to the Company’s Annual Incentive Arrangement or otherwise.

“Separation from Service” means the Executive’s “separation from service” with the Company within the meaning of Section 1.409A-1(h) of the Treasury Regulations (as amended) promulgated under the Code.

“Termination Date” means the date on which the Executive experiences a Separation from Service.

SECTION 2. Change in Control Severance Benefits.

2.1. Benefits Upon a Change in Control. If a Change in Control occurs and, during the Change in Control Period: (a) the Company terminates the Executive’s employment with the Company without Cause, or (b) the Executive terminates employment with the Company for Good Reason, and in either case such termination constitutes a Separation from Service, then the Executive (or the Executive’s estate or any beneficiary previously designated by the Executive in writing (a “ Designated Beneficiary”)), if the Executive should die during the period in which payments are being made pursuant to this Section 2.1) shall become entitled to the payment of the benefits as provided below:

(a) Accrued Obligations. Within thirty (30) days after the Termination Date, the Company shall pay to the Executive his or her earned but unpaid base salary, earned but unused vacation (determined in accordance with the Company’s standard vacation policy and practices) and reimbursement for expenses incurred (determined in accordance with the Company’s standard expense reimbursement policy and practices) (collectively, the “Accrued Benefits”), if any, all as of such Termination Date.

(b) Severance Payment. The Company shall pay to the Executive an amount equal to the sum of (i) the Executive’s Incentive Bonus with respect to the fiscal year immediately preceding the fiscal year in which such Separation from Service takes place multiplied by a fraction, the numerator of which is the number of days in the period commencing on January 1 of the fiscal year in which such Separation from Service takes place and ending on the date of such Separation from Service (inclusive) and the denominator of which is 365 and (ii) two times (2x) the Executive’s base salary (at the level in effect immediately preceding such Separation from Service) (together, the “Severance Payment”) as follows: (x) within two and one half (2  1/2) months following the Separation from Service, a lump sum equal to the lesser of (A) the Severance Payment or (B) the amount described in Section 1.409A-1(b)(9)(iii)(A) of the Treasury Regulations (as

amended) promulgated under the Code for the year in which the Separation from Service occurs and (y) the remainder of the Severance Payment (if any) in equal installments, in accordance with the Company’s normal payroll practices, over the eighteen (18)-month period commencing on the earlier to occur of (A) the six (6)-month anniversary of Executive’s Termination Date or (B) the Executive’s death. The Executive (or his or her estate or Designated Beneficiary) shall not be entitled to any further compensation or payments under this Agreement. In no event shall any portion of the Severance Payment be paid later than December 31 of the second year following the year in which the Separation from Service occurs. The Severance Payment will not constitute compensation for any purpose under any retirement plan or other employee benefit plan, program, arrangement or agreement of the Company, and no period during which the Severance Payment is being paid shall constitute a period of employment with the Company for any such purpose.

2.2. Section 409A. It is intended that this Agreement shall comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Executive to the payment of additional taxes and interest under Section 409A of the Code. In furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions.

SECTION 3. Miscellaneous.

3.1. Except as otherwise provided herein or by law, no right or interest of the Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of the Executive under this Agreement shall be liable for, or subject to, any obligation or liability of such Executive.

3.2. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including any successor to the Company.

3.3. If the Company or any subsidiary thereof is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company or any subsidiary thereof is obligated by law or by contract to provide advance notice of separation (“Notice Period”), then the Severance Payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

3.4. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to the party to whom notice is being given, or ten (10) days after being mailed, postage prepaid, registered with return receipt requested, or sent by facsimile transmission with a confirmation by registered or certified mail, postage prepaid. Notices to the Executive should be addressed to the Executive as follows:

[Executive]

c/o CARBO Ceramics Inc.

575 North Dairy Ashford

Suite 500

Houston, Texas 77079

Notices to the Company should be sent as follows:

CARBO Ceramics Inc.

575 North Dairy Ashford

Suite 500

Houston, Texas 77079

Attn: Secretary

With copies sent to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attn: Christopher Austin, Esq.

Either party may change the address or person to whom notices should be sent to by notifying the other party in accordance with this Section 3.4.

3.5. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

3.6. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties in respect thereof. It may not be amended or extended in any respect except by a writing signed by both parties hereto.

3.7. All benefits hereunder shall be reduced by applicable withholding and shall be subject to applicable tax reporting, as determined by the Company in its sole discretion, or as required by applicable law.

3.8. This Agreement shall be governed by, and interpreted in accordance with, the laws of Texas, without reference to its principles of conflict of laws.

3.9. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

3.10. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has hereunto set his or her hand as of the day and year above written.

CARBO CERAMICS INC.
By:
Name:
Title:

[Executive]